                                                         Exhibit 99.B(K)(iii)(a)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICE PLAN

                                       FOR

                             ING SENIOR INCOME FUND

                                 CLASS A SHARES

NAME OF FUND                                    MAXIMUM SERVICE FEE
------------                                    -------------------
                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Senior Income Fund                                 0.25%